UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2012

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)
Registrant’s telephone number, including area code: (909) 394-3600
California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California (Address of principal executive offices)		91773 (Zip Code)
Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2012, the independent members of the Board of Directors approved, upon recommendation of the Compensation Committee, base salaries for 2012 for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company, McClellan Harris III, Senior Vice President and Assistant Secretary of American States Utility Services, Inc., Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and its subsidiaries and Treasurer of American States Water Company and Patrick R. Scanlon, Vice President of Water Operations of Golden State Water Company of $578,000, $352,100, $342,400, $342,400 and $270,000, respectively.

On February 15, 2012, the Compensation Committee of the Board of Directors approved an award of restricted stock units to the same executive officers in the amount of 5,888 restricted stock units for Mr. Sprowls, 2,651 restricted stock units for Ms. Kruger, Mr. Harris and Ms. Tang and 2,093 restricted stock units for Mr. Scanlon, respectively, effective February 15, 2012. The awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively. Under the terms of each restricted stock unit grant, each officer will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company's common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
Date: February 21, 2012	/s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer GOLDEN STATE WATER COMPANY: /s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer and Secretary